Exhibit 4.4
WILMINGTON TRUST CORPORATION
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
Trustee

Junior Subordinated Indenture
Dated as of            , 20

Junior Subordinated Debentures

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310 (a)(1)	6.09
(a)(2)	6.09
(a)(3)	NA
(a)(4)	NA
(a)(5)	6.09
(b)	6.08
(c)	NA
311 (a)	6.13
(b)	6.13
(c)	NA
312 (a)	7.01
(b)	7.02
(c)	7.02
313 (a)	7.03
(b)(1)	7.03
(b)(2)	7.03
(c)	7.03
(d)	7.03
314 (a)	7.04;10.04
(b)	NA
(c)(1)	3.03; 7.04
(c)(2)	3.03; 7.04
(c)(3)	NA
(d)	NA
(e)	1.02
(f)	NA
315 (a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	6.07
316 (a)(1)(A)	5.12
(a)(1)(B)	5.13
(a)(2)	NA
(b)	5.08
(c)	1.04
317 (a)(1)	5.03
(a)(2)	5.04
(b)	10.03
318 (a)	1.07
(b)	NA
(c)	1.07

*	This Cross-Reference Table is not part of the Indenture.

- i -

- i -

- ii -

- iii -

- vi -

     THIS JUNIOR SUBORDINATED INDENTURE is entered into as of                     , between WILMINGTON TRUST CORPORATION , a corporation organized and existing under the laws of the state of Delaware (hereinafter called the “Company”), having its principal executive office at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (hereinafter called the “Trustee”), having an address at 919 North Market Street, Suite 1600, Wilmington, DE 19801.
RECITALS OF THE COMPANY
     WHEREAS, the Company deems it necessary or advisable from time to time to issue its unsecured junior subordinated debentures in one or more series (hereinafter called the “Securities”) as hereinafter set forth, including Securities issued to evidence loans made to the Company of the proceeds from the issuance from time to time by one or more statutory or business trusts (each an “Issuer Trust”) of undivided preferred beneficial interests in the assets of such Issuer Trusts (the “Preferred Securities”) and undivided common beneficial interests in the assets of such Issuer Trusts (the “Common Securities” and, collectively with the Preferred Securities, the “Trust Securities”), and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.
     WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:
ARTICLE ONE
Definitions and Other Provisions of General Application
SECTION 1.01. Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (i) the term “this Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01;
     (ii) all references in this instrument to designated “Articles,” “Sections,” and other subdivisions are to the designated Articles, Sections, and other subdivisions of this Indenture. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision;

     (iii) The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (iv) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (v) The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation;”
     (vi) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and
     (vii) Whenever the context may require, any gender shall be deemed to include the other.
     “Acceleration Event of Default” means an event described in clauses (iv) through (vi) of Section 5.01.
     “Act” when used with respect to any Holder has the meaning specified in Section 1.04.
     “Additional Interest” means the interest, if any, that accrues on any interest on the Securities of any series the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate per annum specified or determined as specified in such Security.
     “Additional Sums” has the meaning specified in Section 10.06.
     “Additional Taxes” means any additional taxes, duties, and other governmental charges to which an Issuer Trust has become subject from time to time as a result of a Tax Event.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Member” means any member of, or participant in, the Depositary.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for that Security, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

     “Authorized Officer” means the Chairman of the Board, the President, Vice Chairman of the Board, a Vice President, the Treasurer, the Secretary, the Controller, an Assistant Controller, an Assistant Treasurer, or an Assistant Secretary of the Company.
     “Bankruptcy Code” means Title 11 of the United States Code or any successor statute thereto, in each case as amended from time to time.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board of directors.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of that certification, and delivered to the Trustee.
     “Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in Wilmington, Delaware are authorized or required by law or executive order to remain closed, or (iii) a day on which the Corporate Trust Office of the Trustee, or, with respect to the Securities of a series initially issued to an Issuer Trust for so long as such Securities are held by that Issuer Trust, the “Corporate Trust Office” (as defined in the related Trust Agreement) of the Property Trustee under the related Trust Agreement, is closed for business.
     “Capital Treatment Event” means, in respect of any Issuer Trust, the reasonable determination by the Company (as evidenced by an Officers’ Certificate delivered to the Trustee) that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws or any rules or regulations thereunder of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules, or regulations, which amendment or change is effective or which pronouncement, action, or decision is announced on or after the date of the issuance of the Preferred Securities of that Issuer Trust, there is more than an insubstantial risk that the Company will not be entitled to treat the maximum portion allowed by the Federal Reserve Board of the aggregate Liquidation Amount (as such term is defined in the related Trust Agreement) of such Preferred Securities as “Tier 1 Capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Company.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument that Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing those duties on that date.
     “Common Securities” has the meaning specified in the first recital of this Indenture.
     “Common Stock” means the common stock, par value $1.00 per share, of the Company.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until any successor Corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean any such successor Corporation.
     “Company Request” and “Company Order” mean, respectively, the written request or order signed in the name of the Company by an Authorized Officer and delivered to the Trustee.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust activities contemplated by this Indenture shall be principally administered.
     “Corporation” includes a corporation, association, company, limited liability company, joint-stock company, or statutory or business trust.
     “Debt” means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent and without duplication: (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes, or other similar instruments, including obligations incurred in connection with the acquisition of property, assets, or businesses; (iii) every reimbursement obligation of that Person with respect to letters of credit, bankers’ acceptances, or similar facilities issued for the account of that Person; (iv) every obligation of that Person issued or assumed as the deferred purchase price of property or services, excluding trade accounts payable or accrued liabilities arising in the ordinary course of business; (v) every capital lease obligation of that Person; (vi) all indebtedness of the Company, whether incurred on or prior to the date of this Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options, and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, that Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.
     “Defaulted Interest” has the meaning specified in Section 3.08.
     “Delaware Trustee” means, with respect to any Issuer Trust, the Person identified as the “Delaware Trustee” in the related Trust Agreement, solely in its capacity as Delaware Trustee of such Issuer Trust under that Trust Agreement and not in its individual capacity, or its successor in interest in that capacity, or any successor Delaware trustee appointed as provided therein.
     “Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 3.01 with respect to that series (or any successor thereto).
     “Discount Security” means any security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.
     “Distributions,” with respect to the Trust Securities issued by an Issuer Trust, means amounts payable in respect of such Trust Securities as provided in the related Trust Agreement and referred to therein as “Distributions.”

     “Dollar” or “$” means the currency of the United States of America that, as at the time of payment, is legal tender for the payment of public and private debts.
     “Event of Default,” unless otherwise specified with respect to a series of Securities as contemplated by Section 3.01, has the meaning specified in Article Five.
     “Exchange Act” means the Securities Exchange Act of 1934 or any statute successor thereto, in each case as amended from time to time.
     “Expiration Date” has the meaning specified in Section 1.04.
     “Extension Period” has the meaning specified in Section 3.12.
     “Federal Reserve Board” means the Board of Governors of the Federal Reserve System, as from time to time constituted, or if at any time after the execution of this Indenture the Federal Reserve Board is not existing and performing the duties now assigned to it, then the body performing such duties at that time.
     “Global Security” means a Security in the form prescribed in Section 2.03 evidencing all or part of a series of Securities, issued to the Depositary or its nominee for that series, and registered in the name of that Depositary or its nominee.
     “Guarantee Agreement” means, with respect to any Issuer Trust, the Guarantee Agreement executed by the Company for the benefit of the Holders of the Preferred Securities issued by that Issuer Trust as modified, amended, or supplemented from time to time.
     “Holder” means a Person in whose name a Security is registered in the Securities Register.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of each particular series of Securities established as contemplated by Section 3.01.
     “Interest Payment Date” means, as to each series of Securities, the Stated Maturity of an installment of interest on such Securities.
     “Investment Company Act” means the Investment Company Act of 1940 or any successor statute thereto, in each case as amended from time to time.
     “Investment Company Event” means the receipt by an Issuer Trust of an Opinion of Counsel (as defined in the relevant Trust Agreement) experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency, or regulatory authority, there is more than an insubstantial risk that such Issuer Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities of that Issuer Trust.
     “Issuer Trust” has the meaning specified in the first recital of this Indenture.
     “Maturity” when used with respect to any Security means the date on which the principal of that Security becomes due and payable as provided therein or herein, whether at the Stated Maturity or by declaration of acceleration, call for redemption, or otherwise.
     “Notice of Default” means a written notice of the kind specified in Section 5.01(iii).
     “Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President, a Vice Chairman of the Board, or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary, or an Assistant Secretary of the Company, and delivered to the Trustee. Each such certificate shall contain the statements set forth in Section 1.02, if applicable.
     “Opinion of Counsel” means a written opinion of counsel, who may be an employee of the Company, and who shall be reasonably acceptable to the Trustee. Each such opinion shall contain the statements set forth in Section 1.02, if applicable.
     “Original Issue Date” means the date of issuance specified as such in each Security.
     “Outstanding” means, when used in reference to any Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
     (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
     (ii) Securities for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; and
     (iii) Securities in substitution for or in lieu of which other Securities have been authenticated and delivered or that have been paid pursuant to Section 3.07, unless proof satisfactory to the Trustee is presented that any such Securities are held by Holders in whose hands such Securities are valid, binding, and legal obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Securities that the Trustee knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the

Company or such other obligor. Upon the written request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of the Company, or any other obligor on the Securities or any Affiliate of the Company or such obligor, and subject to the provisions of Section 6.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts set forth therein and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination. Notwithstanding anything herein to the contrary, Securities of any series initially issued to an Issuer Trust that are owned by such Issuer Trust shall be deemed to be Outstanding notwithstanding the ownership by the Company or an Affiliate of any beneficial interest in that Issuer Trust.
     “Paying Agent” means the Trustee or any Person authorized by the Company to pay the principal, premium, if any, or interest on, or other amounts in respect of, any Securities on behalf of the Company.
     “Person” means any individual, Corporation, partnership, joint venture, trust, unincorporated organization, or government, any agency or political subdivision thereof, or any other entity of any nature whatsoever.
     “Place of Payment” means, with respect to the Securities of any series, the place or places where the principal of and premium, if any, and interest on the Securities of that series are payable pursuant to Sections 3.01, 3.08, and 3.12.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by that particular Security. For the purposes of this definition, any security authenticated and delivered under Section 3.07 in lieu of a mutilated, destroyed, lost, or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost, or stolen Security.
     “Preferred Securities” has the meaning specified in the first recital of this Indenture.
     “Proceeding” has the meaning specified in Section 13.02.
     “Property Trustee” means, with respect to any Issuer Trust, the Person identified as the “Property Trustee” in the related Trust Agreement, solely in its capacity as Property Trustee of that Issuer Trust under that Trust Agreement and not in its individual capacity, its successor in interest in that capacity, or any successor property trustee appointed as provided in that Trust Agreement.
     “Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for that redemption by or pursuant to this Indenture or the terms of that Security.
     “Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
     “Regular Record Date” for the interest payable on any Interest Payment Date with respect to the Securities of a series means, unless otherwise provided pursuant to Section 3.01 with respect to Securities of that series, the date that is fifteen days next preceding that Interest Payment Date whether or not that date is a Business Day.
     “Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom that matter is referred because of his knowledge of and familiarity with the particular subject.
     “Rights Plan” means a plan of the Company providing for the issuance by the Company to all holders of its Common Stock, par value $1.00 per share, of rights entitling the holders thereof to subscribe for or purchase shares of participating preferred stock of the Company which rights (i) are deemed to be transferred with such shares of such Common Stock, and (ii) are also issued in respect of future issuances of that Common Stock, in each case until the occurrence of a specified event or events.
     “Securities” or “Security” means any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture.
     “Securities Register” has the meaning specified in Section 3.06.
     “Securities Registrar” has the meaning specified in Section 3.06.
     “Senior Indebtedness” means the principal of, premium, if any, and interest on: (i) all of the Company’s indebtedness for money borrowed, other than the Securities, whether outstanding on the date of execution of this Indenture or thereafter created, assumed, or incurred, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Securities or to rank pari passu with the Securities; and (ii) any deferrals, renewals, or extensions of any such Senior Indebtedness. The term “indebtedness for money borrowed” as used in the foregoing sentence shall include, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.08.
     “Stated Maturity,” when used with respect to any Security or any installment of principal thereof, premium, if any, or interest (including any Additional Interest) thereon, means the date specified pursuant to the terms of that Security as the fixed date on which the principal of that Security or that installment of principal, premium, if any, or interest (including any Additional Interest) is due and payable, as that date may, in the case of the stated maturity of the principal on any security, be shortened or extended as provided pursuant to the terms of that Security and this Indenture and, in the case of any installment of interest, subject to the deferral of any such date in the case of any Extension Period.
     “Subsidiary” means a Corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, “voting stock” means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
     “Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, that particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, destroyed, lost, or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost ,or stolen Security.
     “Tax Event” means the receipt by an Issuer Trust of an Opinion of Counsel (as defined in the relevant Trust Agreement) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities of such Issuer Trust, there is more than an insubstantial risk that: (i) that Issuer Trust is, or will be within 90 days of the delivery of that Opinion of Counsel, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Securities issued by the Company to that Issuer Trust; (ii) interest payable by the Company on that corresponding series of Securities is not, or within 90 days of the delivery of that Opinion of Counsel will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes; or (iii) that Issuer Trust is, or will be within 90 days of the delivery of that Opinion of Counsel, subject to more than a de minimus amount of other taxes, duties, or other governmental charges.
     “Trust Agreement” means, with respect to any Issuer Trust, the trust agreement or other governing instrument of that Issuer Trust, as the same may be amended, restated, or supplemented from time to time.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument, solely in its capacity as such and not in its individual capacity, until a successor Trustee has become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in effect on the date as of this Indenture, except as otherwise expressly provided herein.
     “Trust Securities” has the meaning specified in the first recital of this Indenture.
     “Vice President,” when used with respect to the Company, means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

SECTION 1.02. Compliance Certificates and Opinions.
     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of that counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of those documents is specifically required by any provision of this Indenture relating to that particular application or request, no additional certificate or opinion need be furnished.
     Except as otherwise expressly provided in this Indenture, every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (i) a statement that each individual signing that certificate or opinion has read that covenant or condition and the definitions herein relating thereto;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in that certificate or opinion are based;
     (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not that covenant or condition has been complied with; and
     (iv) a statement as to whether, in the opinion of each such individual, that condition or covenant has been complied with.
SECTION 1.03. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless that officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to those factual matters is in the possession of the Company, unless that counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to those matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 1.04. Acts of Holders.
     (i) Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Indenture to be given or taken by Holders or Holders of any series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by those Holders in person or by an agent duly appointed in writing. Except as otherwise expressly provided herein, that action shall become effective when that instrument or instruments or record or both are delivered to the Trustee, and, where it is hereby expressly required, to the Company. That instrument or instruments and any such record, and the action embodied therein and evidenced thereby, are herein sometimes referred to as the “Act” of the Holders signing that instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (ii) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of that execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing that instrument or writing acknowledged to him the execution thereof. Where that execution is by or on behalf of any legal entity other than an individual, that certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient in its reasonable discretion.
     (iii) The ownership of Securities shall be proved by the Securities Register.
     (iv) Any request, demand, authorization, direction, notice, consent, waiver, or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof, in exchange therefor, or in lieu thereof, in respect of any action taken, suffered, or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon that Security.
     (v) The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders of Securities of any series entitled to give any request, demand, authorization, direction, notice, consent, or waiver, take any other Act, or vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders of Securities of that series. If not set by the Company prior to the first solicitation of a Holder of Securities of that Series made by any Person in respect of any such action, or in the case of any such vote, prior to that vote, that record date shall be the later of 30 days prior to the first solicitation of that consent or the date of the most recent list of Holders of those Securities furnished to the Trustee pursuant to

Section 6.01 prior to that solicitation. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on that record date, and no other Holders, shall be entitled to take the relevant action, whether or not those Holders remain Holders after that record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite principal amount of Outstanding Securities of that series on that record date. Except as prohibited by the Trust Indenture Act, nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph, whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect, and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date that action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of that record date, the proposed action by Holders, and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.
     (vi) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(ii), or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of that series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of that series on that record date, and no other Holders, shall be entitled to join in that notice, declaration, request, or direction, whether or not those Holders remain Holders after that record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of that series on that record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date that action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of that record date, the proposed action by Holders, and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.
     (vii) With respect to any record date set pursuant to this Section, the party hereto that sets that record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set that record date shall be deemed to have initially designated the 180th day after that record date as the Expiration Date with respect thereto, subject to its right to change the

Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
     (viii) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of that Security or by one or more duly appointed agents each of which may do so pursuant to that appointment with regard to all or any part of that principal amount.
     (ix) Without limiting the generality of the foregoing, unless otherwise specified pursuant to Section 3.01 or pursuant to one or more indentures supplemental hereto, a Holder, including a Depositary that is the Holder of a Global Security, may make, give, or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver, or other action provided in this Indenture to be made, given, or taken by Holders, and a Depositary that is the Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through that Depositary’s standing instructions and customary practices.
SECTION 1.05. Notices to Trustee and Company.
     Any request, demand, authorization, direction, notice, consent, waiver, or Act of Holders, or other document provided or permitted by this Indenture to be made upon, given, or furnished to, or filed with:
     (i) the Trustee by any Holder, any holder of Preferred Securities, or the Company shall be sufficient for every purpose hereunder if made, given, furnished, or filed in writing to or with the Trustee at its Corporate Trust office; or
     (ii) the Company by the Trustee, any Holder, or any holder of Preferred Securities shall be sufficient for every purpose hereunder, unless otherwise herein expressly provided, if in writing and mailed, first-class, postage prepaid, to the Company, to the attention of its Secretary, addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company.
SECTION 1.06. Notice to Holders; Waiver.
     Where this Indenture or any Security provides for notice to Holders of any event, that notice shall be sufficiently given unless expressly provided otherwise herein or in that Security, if it is in writing and is mailed, first class, postage prepaid, or it is delivered to the United States Post Office or a recognized delivery company for next-day delivery, to each Holder of Securities affected by that event, at that Holder’s address as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of that notice.
     If it shall be impossible or impracticable to give that notice to Holders of Securities by mail, then that notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders of Securities is given by mail, neither the failure to mail that notice, nor any defect in any notice so mailed, to any particular Holder of Securities shall affect the sufficiency of that notice with respect to other Holders of Securities.
     Where this Indenture provides for notice in any manner, that notice may be waived in writing by the Person entitled to receive that notice, either before or after the event, and that waiver shall be the equivalent of that notice. Waivers of notice by Holders shall be filed with the Trustee, but that filing shall not be a condition precedent to the validity of any action taken in reliance upon that waiver.
SECTION 1.07. Conflict with Trust Indenture Act.
     Except as otherwise expressly provided herein, the Trust Indenture Act shall apply as a matter of contract to this Indenture for purposes of interpretation, construction, and defining the rights and obligations hereunder, and this Indenture, the Company, and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were qualified under that Act on the date hereof. Except as otherwise provided herein, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.
SECTION 1.08. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 1.09. Successors and Assigns.
     All covenants and agreements in this Indenture by the Company shall bind its successors, assigns, receivers, trustees, and representatives and shall inure to the benefit of the Holders of the Securities and the Trust Securities then outstanding, to the extent set forth in Section 1.11. Except in connection with a consolidation, merger, or sale involving the Company that is permitted under Article 8 of this Indenture and pursuant to which the successor or assignee agrees in writing to perform the Company’s obligations hereunder, the Company shall not assign its obligations hereunder, and any purported assignment other than in accordance with this provision shall be void.
SECTION 1.10. Separability Clause.
     If any provision in this Indenture or in the Securities shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 1.11. Benefits of Indenture.
     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, the holders of Senior Indebtedness, the Holders of the Securities and, to the extent expressly provided in Sections 5.02,

5.08, 5.09, 5.11, 5.13, 9.01, and 9.02, the holders of Trust Securities, any benefit or any legal or equitable right, remedy, or claim under this Indenture.
SECTION 1.12. Governing Law.
     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK OBLIGATIONS LAW.
SECTION 1.13. Non-Business Days.
     Notwithstanding any other provision of this Indenture or the Securities, if any Interest Payment Date, Redemption Date, or Stated Maturity of any Security is not a Business Day, then payment of interest or principal, and premium, if any, or other amounts in respect of that Security need not be made on that date, but may be made on the next succeeding Business Day, without any interest or other payment in respect of any such delay with the same force and effect as if made on the date on which that payment was originally payable. Notwithstanding the foregoing, if that Business Day with respect to any Redemption Date falls in the next succeeding calendar year, that payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on that date.
ARTICLE TWO
Security Forms
SECTION 2.01. Forms Generally.
     Each Security shall be in one of the forms approved from time to time by or pursuant to a Board Resolution or an indenture supplemental hereto. All Securities of each series shall have appropriate insertions, omissions, substitutions, and other variations as are required or permitted by this Indenture and may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws, the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing those securities, as evidenced by their execution of the Securities.
     Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, the Securities of each series shall be issuable in registered form without coupons.
     Definitive Securities, if any, shall be printed, lithographed, engraved, or produced by any combination of these methods, if required by any securities exchange on which the Securities may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of those Securities.
     Upon or prior to the delivery of a Security in any such form to the Trustee for authentication, the Company shall deliver to the Trustee the following:

     (i) such indenture supplemental hereto or the Board Resolution by or pursuant to which that form of Security has been approved, certified by the Secretary or an Assistant Secretary of the Company;
     (ii) the Officers’ Certificate required by Section 3.01 of this Indenture;
     (iii) the Company Order required by Section 3.03 of this Indenture; and
     (iv) the Opinion of Counsel required by Section 3.03 of this Indenture.
     If temporary Securities of any series are issued in global form as permitted by Section 3.04, the form thereof also shall be established as provided in this Section 2.01.
SECTION 2.02. Form of Trustee’s Certificate of Authentication.
     The Trustee’s certificates of authentication shall be in substantially the following form:
TRUSTEE’S CERTIFICATE OF AUTHORIZATION
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee
By:
Authorized officer

SECTION 2.03. Global Securities.
     (i) If Securities of a series are issuable in whole or in part in global form, as specified as contemplated by Section 3.01, then, notwithstanding clause (xvi) of Section 3.01 and the provisions of Section 3.02, that Global Security shall represent such of the outstanding Securities of that series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities endorsed thereon from time to time and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased to reflect exchanges or increased to reflect the issuance of additional uncertificated securities of that series. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Sections 3.03 or 3.04.
     (ii) Global Securities may be issued in registered form and in either temporary or permanent form.

     (iii) Unless otherwise specified as contemplated by Section 3.01, any Global Security issued hereunder shall, in addition to the provisions provided by Sections 2.01 and 2.02, bear a legend in substantially the following form:
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
ARTICLE THREE
The Securities
SECTION 3.01. Title and Terms.
     The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.
     The Securities may be issued in one or more series. All Securities of each series issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to that series without preference, priority, or distinction on account of the actual time or times of the authentication and delivery or Maturity of the Securities of that series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.03, set forth or determined in the manner provided in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of a series:
     (i) the title of the securities of that series, which shall distinguish the Securities of that series from all other Securities;
     (ii) the limit, if any, upon the aggregate principal amount or aggregate initial public offering price of the Securities of that series that may be authenticated and delivered under this Indenture, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.04, 3.06, 3.07, 9.06, or 11.06 and except for any Securities that, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder; provided, however, that the authorized aggregate principal amount of that series may be increased above that amount by a Board Resolution to that effect;
     (iii) the price or prices (which may be expressed as a percentage of the aggregate principal amount thereof) at which the Securities will be issued;

     (iv) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that security or one or more Predecessor Securities is registered at the close of business on the Regular Record Date for that interest;
     (v) the Stated Maturity or Maturities on which the principal or premium, if any, of the Securities of that series is payable or the method of determination thereof, and any dates on which or circumstances under which, the Company shall have the right to extend or shorten such Stated Maturity or Maturities;
     (vi) the rate or rates, if any, at which the Securities of that series shall bear interest, if any, the rate or rates and extent to which Additional Interest, if any, shall be payable in respect of any Securities of that series, the date or dates from which any such interest or Additional Interest shall accrue, the Interest Payment Dates on which that interest shall be payable, the right, pursuant to Section 3.12 or as otherwise set forth therein, of the Company to defer or extend an Interest Payment Date, and the Regular Record Date for the interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined;
     (vii) the place or places where the principal of, premium, if any, and interest, including any Additional Interest, on the Securities of that series shall be payable, the place or places where the Securities of that series may be presented for registration of transfer or exchange, any restrictions that may be applicable to any such transfer or exchange in addition to or in lieu of those set forth herein, and the place or places where notices and demands to or upon the Company in respect of the Securities of that series may be made;
     (viii) the period or periods within or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the Securities of that series may be redeemed, in whole or in part, at the option of the Company, and if other than by a Board Resolution, the manner in which any election by the Company to redeem such Securities shall be evidenced;
     (ix) the obligation or the right, if any, of the Company to redeem, repay, or purchase the Securities of that series pursuant to any sinking fund, amortization, or analogous provisions, or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies, including currency unit or units, in which, and the other terms and conditions upon which Securities of the series shall be redeemed, repaid, or purchased, in whole or in part, pursuant to that obligation;
     (x) the denominations in which any Securities of that series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;
     (xi) if other than Dollars, the currency or currencies, including any currency unit or units, in which the principal of, premium, if any, interest, and Additional Interest, if any, on the Securities of the series shall be payable, or in which the Securities of the series shall be denominated and the manner of determining the equivalent thereof in Dollars for purposes of the definition of Outstanding;

     (xii) the additions, modifications, or deletions, if any, in the Events of Default or covenants of the Company set forth herein with respect to the Securities of that series;
     (xiii) if other than the principal amount thereof, the portion of the principal amount of Securities of that series that shall be payable upon declaration of acceleration of the Maturity thereof;
     (xiv) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of those Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity, or, in any such case, the manner in which that amount deemed to be the principal amount shall be determined;
     (xv) the additions or changes, if any, to this Indenture with respect to the Securities of that series that shall be necessary to permit or facilitate the issuance of the Securities of that series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;
     (xvi) the additions or changes, if any, to this Indenture with respect to the Securities of that series as shall be necessary or advisable to permit or facilitate the issuance of the Securities in a transaction or series of transactions exempt from the registration requirements of the Securities Act of 1933, as may be amended from time to time;
     (xvii) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Securities of that series or the manner in which those amounts will be determined;
     (xviii) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in that case, the respective Depositaries for those Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.03 and any circumstances in addition to or in lieu of those set forth in Section 3.06 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of that Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for that Global Security or a nominee thereof, and the extent to which any of the Securities will be issuable as temporary or permanent Global Securities;
     (xix) the appointment of any Paying Agent or agents for the Securities of that series;
     (xx) the terms of any right to convert or exchange Securities of that series into any other securities or property of the Company, and the additions or changes, if any, to this Indenture with respect to the Securities of that series to permit or facilitate that conversion or exchange;

        (xxi) if those Securities are to be issued to an Issuer Trust, the form or forms of the Trust Agreement and Guarantee Agreement relating thereto;
        (xxii) if other than as set forth herein, the relative degree, if any, to which the Securities of the series shall be senior to or be subordinated to other series of Securities in right of payment, whether such other series of Securities are Outstanding or not; and
        (xxiii) any other terms of the Securities of that series.
          All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided herein or in or pursuant to such Board Resolution and set forth, or determined in the manner provided, in such Officers’ Certificate or in any indenture supplemental hereto.
     Securities of any particular series may be issued at various times, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which rates of interest may be determined, with different dates on which such interest may be payable, and with different Redemption Dates or Maturity Dates.
     All Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Thirteen.
     Notwithstanding Section 3.01(ii) and unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of that series may be issued up to the maximum aggregate principal amount authorized with respect to that series as increased.
SECTION 3.02. Denominations.
     The Securities of each series shall be in registered form without coupons and shall be issuable in denominations of $1,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified as contemplated by Section 3.01.
SECTION 3.03. Execution, Authentication, Delivery, and Dating.
     The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President, its Vice Chairman of the Board, its Treasurer or a Vice President, and by its Secretary or one of its Assistant Secretaries. The signature of any or all of these officers on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that those individuals or any of them have ceased to hold such offices prior to the authentication and delivery of those Securities or did not hold such offices at the date of those Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such

Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver those Securities.
     If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities in registered form, the Company shall execute and the Trustee shall, in accordance with this Section and a Company Order for the authentication and delivery of those Global Securities with respect to that series, authenticate and deliver one or more Global Securities in permanent or temporary form that shall (i) represent and be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of that series to be represented by one or more Global Securities, (ii) be registered in the name of the Depositary for such Global Security or Securities or the nominee of that Depositary, and (iii) be delivered by the Trustee to that Depositary or pursuant to that Depositary’s instructions.
     Each Depositary designated pursuant to Section 3.01 for a Global Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.
     In authenticating those Securities, and accepting the additional responsibilities under this Indenture in relation to those Securities, the Trustee shall be entitled to receive, and, subject to Section 8.01, shall be fully protected in relying upon, an Opinion of Counsel complying with Section 1.02 and stating that:
     (i) the form of those Securities has been established in conformity with the provisions of this Indenture;
     (ii) the terms of those Securities have been established or the manner of determining those terms have been established in conformity with the provisions of this Indenture; and
     (iii) those Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in that Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general principles of equity.
     If such form or terms have been so established, the Trustee shall not be required to authenticate those Securities if the issue of those Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.
     Notwithstanding the provisions of Section 3.01 and of this Section 3.03, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution or Officers’ Certificate otherwise required pursuant to Section 3.01 or the Company Order and Opinion of Counsel otherwise required pursuant to this Section 3.03 at or prior to the time of authentication of each Security of that series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of that series to be issued.
     A Company Order, Officers’ Certificate, Board Resolution, or supplemental indenture delivered by the Company to the Trustee in the circumstances set forth in the preceding paragraph may provide that Securities which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time in the aggregate principal amount, if any, established for that series pursuant to such procedures acceptable to the Trustee as may be specified from time to time by Company Order upon the telephonic (promptly confirmed in writing), electronic, or written order of Persons designated in that Company Order, Officers’ Certificate, supplemental indenture, or Board Resolution and that those Persons are authorized to determine, consistent with that Company Order, Officers’ Certificate, supplemental indenture, or Board Resolution, those terms and conditions of said Securities as are specified in that Company Order, Officers’ Certificate, supplemental indenture, or Board Resolution.
     Each Security shall be dated the date of its authentication and, unless otherwise specified as contemplated by Section 3.01, any temporary Global Security referred to in Section 3.04 shall be dated as of the date of original issuance of that Security.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on that Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and that certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security or portion thereof shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver that Security to the Trustee for cancellation as provided in Section 3.10 together with a written statement, which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel, stating that such Security or portion thereof has never been issued and sold by the Company, for all purposes of this Indenture that Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
SECTION 3.04. Temporary Securities.
     (i) Pending the preparation of definitive Securities of any series, the Company may execute, and upon receipt of the Company Order and the certifications and opinions required under Sections 3.01 and 3.03, the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed, or otherwise produced, in any authorized denominations, substantially of the tenor of the definitive Securities in lieu of which they are issued in and with such appropriate insertions, omissions, substitutions, and other variations as the officers executing those Securities may determine, as evidenced by their execution of those Securities.
     (ii) Unless otherwise provided pursuant to Section 3.01, except in the case of temporary Securities in global form, if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities of that series shall be exchangeable for definitive Securities of that series upon surrender of the temporary Securities at the office or agency of the Company in a Place of Payment designated for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of that series, of authorized denominations having the same Original Issue Date and Stated Maturity and having the same terms as those temporary Securities. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of that series.
SECTION 3.05. Global Securities.
     (i) Each Global Security issued under this Indenture shall be registered in the name of the Depositary designated by the Company for that Global Security or a nominee thereof and delivered to that Depositary, a nominee thereof, or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.
     (ii) Subject to Section 3.06, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for that Global Security or a nominee thereof unless: (a) that Depositary advises the Trustee in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to that Global Security, and the Company is unable to locate a qualified successor; (b) the Company executes and delivers to the Trustee a Company Order stating that the Company elects to terminate the book-entry system through the Depositary; or (c) there shall have occurred and be continuing an Event of Default.
     (iii) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Securities Registrar for exchange or cancellation as provided in this Article Three. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (a) that Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (b) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security by the Depositary, accompanied by registration instructions, the Trustee shall, as provided in this Article Three, authenticate and deliver any Securities issuable in exchange for that Global Security, or any portion thereof, in accordance with the instructions of the Depositary. The Trustee shall not be liable for any delay in delivery of those instructions and may conclusively rely on, and shall be fully protected in relying on, those instructions.

     (iv) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Three, Section 9.06, Section 11.06, or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless that Security is registered in the name of a Person other than the Depositary for that Global Security or a nominee thereof.
     (v) Securities distributed to holders of Global Preferred Securities (as defined in the applicable Trust Agreement) upon the dissolution of an Issuer Trust shall be distributed in the form of one or more Global Securities registered in the name of a Depositary or its nominee, and deposited with the Securities Registrar, as custodian for that Depositary, or with that Depositary, for credit by the Depositary to the respective accounts of the beneficial owners of the Securities represented thereby, or such other accounts as they may direct. Securities distributed to holders of Preferred Securities other than Global Preferred Securities upon the dissolution of an Issuer Trust shall not be issued in the form of a Global Security or any other form intended to facilitate book-entry trading in beneficial interests in those Securities.
     (vi) The Depositary or its nominee, as the registered owner of a Global Security, shall be the Holder of that Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold those interests pursuant to the Applicable Procedures. Accordingly, any owner’s beneficial interest in a Global Security shall be shown only on, and the transfer of that interest shall be effected only through, records maintained by the Depositary, its nominee, or its Agent Members. Neither the Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Depositary.
     (vii) The rights of owners of beneficial interests in a Global Security shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners, the Depositary, and/or its Agent Members.
SECTION 3.06. Registration, Registration of Transfer and Exchange Generally; Certain Transfers and Exchanges; Legends.
     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and transfers of Securities. That register is herein sometimes referred to as the “Securities Register.” The Trustee is hereby appointed “Securities Registrar” for the purpose of registering Securities and transfers of Securities as provided herein.
     Upon surrender for registration of transfer of any Security of any series at the office or agency of the Company maintained pursuant to Section 10.02 for that purpose in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of that series of any authorized denominations and of a like aggregate principal amount and tenor.
      At the option of the Holder, Securities of any series may be exchanged for other Securities of that series, of any authorized denominations and of like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at that office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for individual Securities represented thereby, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for that series to a nominee of that Depositary or by a nominee of that Depositary to that Depositary or another nominee of that Depositary or by that Depositary or any such nominee to a successor Depositary for that series or a nominee of that successor Depositary.
     Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of that series or if at any time the Depositary for the Securities of that series is no longer eligible under Section 3.03, the Company may appoint a successor Depositary with respect to the Securities of that series. If a successor Depositary for the Securities of that series is not appointed by the Company within 90 days after the Company receives that notice or becomes aware of that ineligibility, the Company’s election pursuant to Section 3.01(xviii) shall no longer be effective with respect to the Securities of that series and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of that series, will authenticate and deliver Securities of that series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Securities representing that series in exchange for those Global Securities.
     The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by that Global Security or Securities. In that event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of that series, will authenticate and deliver, Securities of that series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing that series in exchange for that Global Security or Securities.
     If specified by the Company pursuant to Section 3.01 with respect to a series of Securities, the Depositary for that series of Securities may surrender a Global Security for that series of Securities in exchange in whole or in part for Securities of that series of like tenor and terms and in definitive form on such terms as are acceptable to the Company, the Trustee, and that Depositary. Thereupon, the Company shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of definitive Securities of that series shall authenticate and deliver, without service charge:
     (a) to the Depositary or to each Person specified by that Depositary a new Security or Securities of the same series, of like tenor and terms and of any authorized denomination as requested by that Person in aggregate principal amount equal to and in exchange for that Person’s beneficial interest in the Global Security; and
     (b) to that Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.
     In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee, pursuant to a Company Order, will authenticate and deliver, Securities in definitive registered form in authorized denominations.
     Upon the exchange of Global Securities for Securities in definitive form, those Global Securities shall be canceled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section 3.06 shall be registered in such names and in such authorized denominations, and delivered to such addresses, as the Depositary for that Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver those Securities to the Persons in whose names those Securities are so registered or to the Depositary.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon that registration of transfer or exchange.
     Unless otherwise provided in the Securities to be registered for transfer or exchange, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges expressly provided in this Indenture to be made at the Company’s own expense or without expense or charge to the Holders.
     Every Security presented or surrendered for transfer or exchange shall, if so required by the Company or the Trustee, be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or that Holder’s attorney duly authorized in writing.
     No service charge shall be made to a Holder for any transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.
     Neither the Company nor the Trustee shall be required, pursuant to the provisions of this Section to: (i) issue, register the transfer of, or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Securities of that series pursuant to Article Eleven and ending at the close of business on the day of mailing of the notice of redemption; or (ii) register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any such Security to be redeemed in part, any portion thereof not to be redeemed.

SECTION 3.07. Mutilated, Destroyed, Lost, and Stolen Securities.
     If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series, of like tenor and aggregate principal amount, bearing the same legends, and bearing a number not contemporaneously outstanding.
     If there is delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss, or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost, or stolen Security, a new Security of the same series, of like tenor and aggregate principal amount and bearing the same legends as that destroyed, lost, or stolen Security, and bearing a number not contemporaneously outstanding.
     If any such mutilated, destroyed, lost, or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay that Security.
     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including the fees and expenses of the Trustee, connected therewith.
     Every new Security issued pursuant to this Section in lieu of any destroyed, lost, or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost, or stolen Security shall at any time be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Securities.
SECTION 3.08. Payment of Interest and Additional Interest; Interest Rights Preserved.
     Interest and Additional Interest on any Security of any series that is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall, unless otherwise provided in that Security, be paid to the Person in whose name that Security, or one or more Predecessor Securities, is registered at the close of business on the Regular Record Date for that interest, except that interest and any Additional Interest payable on the Stated Maturity of the principal of a Security shall be paid to the Person to whom that principal is paid. At the option of the Company, payment of interest on any Security may be mailed to the address of the Person entitled thereto as that address appears in the Securities Register or be paid by wire transfer to an account designated by that Person in writing not later than ten days prior to the date of that payment; provided, however, that any interest payments made on Global Securities shall be paid by wire transfer to an account designated by the Depository.
     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of his having been that Holder, and that Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or clause (ii) below.
     (i) The Company may elect to make payments of any Defaulted Interest to the Persons in whose names any such Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of that Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of that Defaulted Interest or shall make arrangements satisfactory to the Trustee for that deposit prior to the date of the proposed payment, that money when deposited to be held in trust for the benefit of the Persons entitled to that Defaulted Interest as provided in this clause. Thereupon the Trustee shall fix a Special Record Date for the payment of that Defaulted Interest, which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of that Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of that Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder at his address as it appears in the Securities Register, not less than 10 days prior to that Special Record Date. Notice of the proposed payment of that Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, that Defaulted Interest shall be paid to the Persons in whose names those Securities (or their respective Predecessor Securities) are registered on that Special Record Date and shall no longer be payable pursuant to the following clause (ii).
     (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities with respect to which there exists that default may be listed, and upon such notice as may be required by that exchange or, if the Securities are not listed, by the Trustee, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, that payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by that other Security.

SECTION 3.09. Persons Deemed Owners.
     The Company, the Trustee, and any agent of the Company or the Trustee shall treat the Person in whose name any Security is registered as the owner of that Security for the purpose of receiving payment of principal of and, subject to Section 3.08, any interest on that Security and for all other purposes whatsoever, whether or not that Security is overdue, and neither the Company, the Trustee, nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to that Global Security, and that Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of that Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy, or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary or its nominee as Holder of any Security.
SECTION 3.10. Cancellation.
     Unless otherwise provided with respect to a series of Securities, all Securities surrendered for payment, registration of transfer, exchange, repayment, or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered or surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.10, except as expressly permitted by this Indenture or those Securities. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures, and the Trustee shall deliver a certificate of that disposition to the Company.
SECTION 3.11. Computation of Interest.
     Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any partial month in that period, and interest on the Securities of each series for a full period shall be computed by dividing the rate per annum by the number of interest periods that together constitute a full twelve months.
SECTION 3.12. Deferrals of Interest Payment Dates.
     If specified as contemplated by Section 2.01 or Section 3.01 with respect to the Securities of a particular series, as long as no Acceleration Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of that series, from time to time to defer the payment of interest on those Securities for that period or periods as may be specified as contemplated by Section 3.01 (each, an “Extension Period”), during which Extension Periods the Company shall, if so specified as contemplated by Section 3.01, have the right to make partial payments of interest on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date. At the end of any such Extension Period, the Company shall pay all interest then accrued and unpaid on the Securities, together with Additional Interest thereon, if any, at the rate specified for the Securities of that series to the extent permitted by applicable law; provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal or the Redemption Date (if applicable) of the Securities of that series; and provided further, however, that, during any such Extension Period, the Company shall not: (i) make any payment of principal of, interest, or premium, if any, on or repay, repurchase, or redeem any Debt of the Company that ranks pari passu in all respects with or junior in interest to the Securities of that series; or (ii) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock, in each case other than (a) repurchases, redemptions, or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of any one or more employees, officers, directors, or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan, or in connection with the issuance of capital stock of the Company, or securities convertible into or exercisable for that capital stock, as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company’s capital stock, or any capital stock of a Subsidiary of the Company, for any class or series of the Company’s capital stock or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock, (c) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any Rights Plan, the issuance of rights, stock, or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options, or other rights where the dividend stock or the stock issuable upon exercise of those warrants, options, or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to that stock. Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Acceleration Event of Default has occurred and is continuing, and provided further that no Extension Period shall exceed the period or periods specified in those Securities, extend beyond the Stated Maturity of the principal or the Redemption Date, if applicable, of those Securities, or, except with respect to a Redemption Date, end on a date other than an Interest Payment Date. Upon the termination of any such Extension Period and the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above conditions. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during that Extension Period shall bear Additional Interest as and to the extent as may be specified as contemplated by Section 3.01. The Company shall give the Holders of the Securities of that series and the Trustee notice of its election to begin any such Extension Period at least one Business Day and in no case more than 15 Business Days prior to the next succeeding Interest Payment Date on which interest on Securities of that series would be payable but for that deferral, or with respect to any Securities of a series issued to an Issuer Trust, as long as any that Securities are held by that Issuer Trust, at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Preferred Securities of that Issuer Trust would be payable but for that deferral, and (ii) in the case of payments of any Redemption Price, the date on which the Property Trustee of that Issuer Trust is required to give notice to holders of those Preferred Securities of the record date or the date those Distributions are payable.
SECTION 3.13. Right of Set-Off.
     With respect to the Securities of a series initially issued to an Issuer Trust, notwithstanding anything to the contrary herein, the Company shall have the right to set-off any payment it is otherwise required to make in respect of any such Security to the extent the Company has theretofore made, or is concurrently on the date of that payment making, a payment under the Guarantee Agreement relating to that Security or to a holder of Preferred Securities pursuant to an action undertaken under Section 5.08 of this Indenture.
SECTION 3.14. Agreed Tax Treatment.
     Each Security issued hereunder shall provide that the Company and, by its acceptance of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, that Security agree that for United States Federal, state, and local tax purposes it is intended that such Security constitutes indebtedness.
SECTION 3.15. Shortening or Extension of Stated Maturity.
     If specified as contemplated by Section 2.01 or Section 3.01 with respect to the Securities of a particular series, the Company shall have the right to: (i) shorten the Stated Maturity of the principal of the Securities of that series at any time to any date; and (ii) extend the Stated Maturity of the principal of the Securities of that series at any time at its election for one or more periods; provided, that if the Company elects to exercise its right to extend the Stated Maturity of the principal of the Securities of that series pursuant to Clause (ii) above, at the time that election is made and at the time of extension, those conditions as may be specified in those Securities shall have been satisfied.
SECTION 3.16. CUSIP Numbers.
     The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption and other similar or related material as a convenience to Holders; provided that any such notice or other material may state that no representation is made as to the correctness of those numbers either as printed on the Securities or as contained in any notice of redemption or other materials and that reliance may be placed only on the other identification numbers printed on the Securities. Any such redemption shall not be affected by any defect in or omission of those numbers.

ARTICLE FOUR
Satisfaction and Discharge
     SECTION 4.01. Satisfaction and Discharge of Indenture.
          This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities expressly provided herein for and rights to receive payments thereon), and the Trustee, on receipt of a Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
          (i) either:
     (a) all Securities theretofore authenticated and delivered, other than (A) Securities that have been destroyed, lost, or stolen and that have been replaced or paid as provided in Section 3.07, and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from that trust, as provided in Section 10.03, have been delivered to the Trustee for cancellation; or
     (b) all such Securities not theretofore delivered to the Trustee for cancellation:
     A. have become due and payable;
     B. will become due and payable at their Stated Maturity within one year of the date of deposit; or
     C. are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;
and the Company, in the case of subclause (b)(A), (B), or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for that purpose an amount in the currency or currencies in which the Securities of that series are payable sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest, including any Additional Interest, to the date of that deposit in the case of Securities that have become due and payable, or to the Stated Maturity or Redemption Date, as the case may be;
          (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
          (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14, and, if money has been deposited with the Trustee pursuant to subclause (b) of Clause (i) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.
     SECTION 4.02. Application of Trust Money.
          Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent, including the Company acting as its own Paying Agent, as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, including any Additional Interest, for the payment of which such money or obligations have been deposited with or received by the Trustee.
ARTICLE FIVE
Remedies
     SECTION 5.01. Events of Default.
          “Event of Default,” wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for that Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body) except as may be specified pursuant to Section 3.01:
          (i) default in the payment of any interest upon any Security of that series, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of that default for a period of 30 days, subject to the deferral of any due date in the case of an Extension Period;
          (ii) default in the payment of the principal of or premium, if any, on any Security of that series at its Maturity;
          (iii) failure on the part of the Company to duly observe or perform any other of the covenants or agreements on the part of the Company in the Securities of that series or in this Indenture for a period of 90 days after the date on which written notice of that failure, requiring the Company to remedy the same, has been given to the Company by the Trustee by registered or certified mail or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series;
          (iv) the entry of a decree or order by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the Bankruptcy Code or any other similar applicable federal or state law, which decree or order has continued undischarged and unstayed for a period of 60 days; or the entry of a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company or of its property or for the winding up or liquidation of its affairs, which decree or order has continued undischarged and unstayed for a period of 60 days; or
          (v) the commencement by the Company of voluntary proceedings to be adjudicated a bankrupt, consent by the Company to the filing of a bankruptcy proceeding against it, the filing by the Company of a petition or answer or consent seeking reorganization under the Bankruptcy Code or any other similar federal or state law, consent by the Company to the filing of any such petition, consent by the Company to the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or of its property, the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due;
          (vi) the nonpayment of interest on Securities for ten or more consecutive semi-annual periods; or
          (vii) any other Event of Default provided with respect to Securities of that series.
     SECTION 5.02. Acceleration Event of Default; Acceleration of Maturity; Rescission and Annulment.
          If an Acceleration Event of Default under Section 5.01(vi) with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount or, if the Securities of that series are Discount Securities, that portion of the principal amount as may be specified in the terms of that series, of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company and to the Trustee if given by Holders, provided that, in the case of the Securities of a series issued to an Issuer Trust, if, upon an Acceleration Event of Default under Section 5.01(vi), the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series fail to declare the principal of all the Outstanding Securities of that series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount, as defined in the related Trust Agreement, of the related series of Trust Securities issued by that Issuer Trust then outstanding shall have the right to make that declaration by a notice in writing to the Company and the Trustee; and upon any such declaration that principal amount, or specified portion thereof, and the accrued interest, including any Additional Interest, on all the Securities of that series shall become immediately due and payable. If an Acceleration Event of Default specified in Section 5.01(iv) or 5.01(v) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series or, if the Securities of that series are Discount Securities, that portion of the principal amount of those Securities as may be specified by the terms of that series, shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Payment of principal and interest, including any Additional Interest, on those Securities shall remain subordinated to the extent provided in

Article Thirteen notwithstanding that such amount shall become immediately due and payable as provided herein.
          At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article hereinafter, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul that declaration and its consequences if:
          (i) the Company has paid or deposited with the Trustee a sum sufficient to pay:
     (a) all overdue installments of interest on all Securities of that series;
     (b) any accrued Additional Interest on all Securities of that series;
     (c) the principal of and premium, if any, on any Securities of that series that have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Securities; and
     (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents, and counsel; and
          (ii) the applicable Acceleration Event of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series that has become due solely by that acceleration, has been cured or waived as provided in Section 5.13.
          In the case of Securities of a series initially issued to an Issuer Trust, if the Holders of those Securities fail to annul that declaration and waive that default, the holders of a majority in aggregate Liquidation Amount (as defined in the related Trust Agreement) of the related series of Trust Securities issued by that Issuer Trust then outstanding shall also have the right to rescind and annul that declaration and its consequences by written notice to the Company and the Trustee, subject to the satisfaction of the conditions set forth in Clauses (i) and (ii) above of this Section 5.02.
          No such rescission shall affect any subsequent default or impair any right consequent thereon.
     SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.
          The Company covenants that if:
          (i) default is made in the payment of any installment of interest, including any Additional Interest, on any Security of any series when that interest becomes due and payable and that default continues for a period of 30 days, subject to the deferral of any due date in the case of an Extension Period; or

          (ii) default is made in the payment of the principal of and premium, if any, on any Security at the Maturity thereof; then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of that Security, the whole amount of interest in the case of clause (i) above or the whole amount of principal, premium, if any, and unpaid interest, including any Additional Interest, with respect to that Security in the case of clause (ii) above, as the case may be, and in each case, the amounts owing to the Trustee under Section 6.07.
          If the Company fails to pay such amounts forthwith upon that demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute that proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon those Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.
          If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of that series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture, in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     SECTION 5.04. Trustee May File Proofs of Claim.
          In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to the Company or any other obligor upon the Securities or property of the Company or of such other obligor or their respective creditors:
          (i) the Trustee, irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee has made any demand on the Company for the payment of overdue principal, premium, if any, or interest, including any Additional Interest, shall be entitled and empowered, by intervention in that proceeding or otherwise:
     (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest, including any Additional Interest, owing and unpaid in respect of the Securities, file such other papers or documents as may be necessary or advisable, and take any and all actions authorized under the Trust Indenture Act in order to have the claims of the Holders and any predecessor to the Trustee under Section 6.07 allowed in any such judicial proceedings; and
     (b) in particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 5.06; and

          (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Holder to make those payments to the Trustee for distribution in accordance with Section 5.06, and in the event that the Trustee shall consent to the making of those payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 6.07.
          Nothing contained herein shall be deemed to authorize the Trustee to authorize, consent to, accept, or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
     SECTION 5.05. Trustee May Enforce Claim Without Possession of Securities.
          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, subject to Article Thirteen and after provision for the payment of all amounts owing the Trustee and any predecessor Trustee under Section 6.07, its agents, and counsel, be for the ratable benefit of the Holders of the Securities in respect of which that judgment has been recovered.
     SECTION 5.06. Application of Money Collected.
          Any money or property collected or to be applied by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of that money or property on account of principal, premium, if any, or interest, including any Additional Interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
          FIRST: To the payment of all amounts due the Trustee (including in its role as Paying Agent) and any predecessor Trustee under Section 6.07;
          SECOND: Subject to Article Thirteen, to the payment of the amounts then due and unpaid upon Securities of that series for principal, premium, if any, and interest, including any Additional Interest, in respect of which or for the benefit of which that money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on that series of Securities for principal, premium, if any, and interest, including any Additional Interest, respectively; and
          THIRD: The balance, if any, to the Person or Persons entitled thereto.
     SECTION 5.07. Limitation on Suits.
          Subject to Section 5.08, no Holder of any Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, for the appointment of a receiver, assignee, trustee, liquidator, sequestrator, or other similar official or for any other remedy hereunder, unless:
          (i) that Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;
          (ii) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series have made written request to the Trustee to institute proceedings in respect of that Event of Default in its own name as Trustee hereunder;
          (iii) that Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses, and liabilities to be incurred in compliance with that request;
          (iv) the Trustee for 60 days after its receipt of that notice, request and offer of indemnity has failed to institute any such proceeding; and
          (v) no direction inconsistent with that written request has been given to the Trustee during that 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other Holders of Securities, obtain or to seek to obtain priority or preference over any other of such Holders, or enforce any right under this Indenture, except in the manner provided herein and for the equal and ratable benefit of all such Holders.
     SECTION 5.08. Unconditional Right of Holders to Receive Principal, Premium, and Interest; Direct Action by Holders of Preferred Securities.
          Notwithstanding any other provision in this Indenture, the Holder of any Security of any series shall have the right, which is absolute and unconditional, to receive payment of the principal, premium, if any, and, subject to Sections 3.08 and 3.12, interest, including any Additional Interest, on that Security on the respective Stated Maturities expressed in that Security, or, in the case of redemption, on the Redemption Date, and to institute suit for the enforcement of any such payment, and that right shall not be impaired without the consent of that Holder. In the case of Securities of a series issued to an Issuer Trust, any registered holder of the series of Preferred Securities issued by that Issuer Trust shall have the right, upon the occurrence of an Event of Default described in Sections 5.01(i) or 5.01(ii), to institute a suit directly against the Company for enforcement of payment to that holder of principal of, premium, if any, and, subject to Sections 3.08 and 3.12, interest, including any Additional Interest, on the Securities having a principal amount equal to the aggregate Liquidation Amount (as defined in the related Trust Agreement) of those Preferred Securities held by that holder.
     SECTION 5.09. Restoration of Rights and Remedies.
          If the Trustee, any Holder, or any holder of Preferred Securities issued by any Issuer Trust has instituted any proceeding to enforce any right or remedy under this Indenture and that proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, that Holder, or that holder of Preferred Securities, then and in every such case the Company, the Trustee, those Holders, and that holder of Preferred Securities shall, subject to any determination in that proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, that Holder, and that holder of Preferred Securities shall continue as though no such proceeding had been instituted.
     SECTION 5.10. Rights and Remedies Cumulative.
          Except as otherwise provided in the last paragraph of Section 3.07, no right or remedy conferred herein upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity, or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     SECTION 5.11. Delay or Omission Not Waiver.
          No delay or omission of the Trustee, any Holder of any Security with respect to the Securities of the related Series, or any holder of any Preferred Security to exercise any right or remedy accruing upon any Event of Default with respect to the Securities of the related series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.
          Every right and remedy given by this Article or by law to the Trustee or to the Holders and the right and remedy given to the holders of Preferred Securities by Section 5.08 may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Holders, or the holders of Preferred Securities, as the case may be.
     SECTION 5.12. Control by Holders.
          The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series, provided that:
          (i) that direction shall not be in conflict with any rule of law or this Indenture;
          (ii) the Trustee may take any other action the Trustee deems proper that is not inconsistent with that direction; and
          (iii) subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow that direction if a Responsible Officer or Officers of the Trustee shall, in good faith, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

     SECTION 5.13. Waiver of Past Defaults.
          The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series affected thereby and, in the case of any Securities of a series initially issued to an Issuer Trust, the holders of a majority in aggregate Liquidation Amount (as defined in the related Trust Agreement) of the Preferred Securities issued by that Issuer Trust may waive any past default hereunder and its consequences with respect to that series except a default:
          (i) in the payment of the principal of, or premium, if any, or interest, including any Additional Interest, on any Security of that series, unless that default has been cured and the Company has paid to or deposited with the Trustee a sum sufficient to pay all matured installments of interest, including any Additional Interest, and all principal of and premium, if any, on all Securities of that series due otherwise than by acceleration; or
          (ii) in respect of a covenant or provision hereof that under Article Nine cannot be modified or amended without the consent of each Holder of any Outstanding Security of that series affected.
          Any such waiver shall be deemed to be on behalf of the Holders of all the Securities of that series or, in the case of a waiver by holders of Preferred Securities issued by that Issuer Trust, by all holders of Preferred Securities issued by that Issuer Trust.
          Upon any such waiver, that default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     SECTION 5.14. Undertaking for Costs.
          All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in that suit of an undertaking to pay the costs of that suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in that suit, having due regard to the merits and good faith of the claims or defenses made by that party litigant; however, the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest, including any Additional Interest, on any Security on or after the respective Stated Maturities expressed in such Security.
     SECTION 5.15. Waiver of Usury, Stay, or Extension Laws.
          The Company covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay, or impede the execution of any power granted herein to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE SIX
The Trustee
     SECTION 6.01. Certain Duties and Responsibilities.
          (i) Except during the continuance of an Event of Default:
     (a) the Trustee undertakes to perform those duties and only those duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
          (ii) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
          (iii) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (a) this Clause shall not be construed to limit the effect of Clause (i) of this Section;
     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 5.12 relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of a series.

          (iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.
          (v) Whether or not expressly so provided therein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
     SECTION 6.02. Notice of Defaults.
          Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any Event of Default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of that series, as their names and addresses appear in the Securities Register, notice of that default, unless that default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest, including any Additional Interest, on any Security of that series, the Trustee shall be protected in withholding that notice if and so long as the board of directors or a duly authorized committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of that notice is in the interests of the Holders of Securities of that series; and provided, further, that, in the case of any default of the character specified in Section 5.01(iii), no such notice to Holders of Securities of that series shall be given until at least 30 days after the occurrence thereof.
     SECTION 6.03. Certain Rights of Trustee.
          Subject to the provisions of Section 6.01:
          (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Security, or other paper or document believed by it to be genuine and to have been signed, sent, or presented by the proper party or parties;
          (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
          (iii) whenever in the administration of this Indenture the Trustee deems it desirable that a matter be proved or established prior to taking, suffering, or omitting any action hereunder, the Trustee may, in the absence of bad faith on its part, rely upon an Officers’ Certificate unless other evidence is specifically prescribed herein;
          (iv) the Trustee may consult with counsel, which counsel may be counsel to the Company or any of its Affiliates, and may include any of its employees, and the advice of that counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon;

          (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless those Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities that might be incurred by it in compliance with that request or direction;
          (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, Security, or other paper or document, but the Trustee may in its discretion make such inquiry or investigation into those facts or matters as it may see fit; and
          (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
     SECTION 6.04. Not Responsible for Recitals or Issuance of Securities.
          The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.
     SECTION 6.05. May Hold Securities.
          The Trustee, any Authenticating Agent, any Paying Agent, any Securities Registrar, or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Securities Registrar, or such other agent.
     SECTION 6.06. Money Held in Trust.
          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
     SECTION 6.07. Compensation and Reimbursement.
          The Company agrees:
          (i) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in those amounts as the Company and the Trustee shall agree in writing from time to time, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust;

          (ii) to reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including the reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense, disbursement, or advance as may be attributable to its negligence or bad faith; and
          (iii) to indemnify the Trustee and its officers, directors, employees, and agents for, and to hold it harmless against, any loss, liability, or expense, including the reasonable compensation and the expenses and disbursements of its agents and counsel, incurred without negligence or bad faith, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. This indemnification shall survive the termination of this Indenture.
          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(iv) or 5.01(v) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Reform Act of 1978 or any successor statute.
     SECTION 6.08. Disqualification; Conflicting Interests.
          (i) The Trustee for the Securities of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of said Section 310(b).
          (ii) The Trust Agreement and the Guarantee Agreement with respect to each Issuer Trust shall be deemed to be specifically described in this Indenture for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.
     SECTION 6.09. Corporate Trustee Required; Eligibility.
          There shall at all times be a Trustee hereunder which shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such and that has a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority. If that Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 6.09 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of that Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee for the Securities of any series issued hereunder.

     SECTION 6.10. Resignation and Removal; Appointment of Successor.
          (i) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.
          (ii) Subject to Clause (i) above, the Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. The Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements its expenses and charges to serve as the Trustee, and selecting the Person who agrees to the lowest expenses and charges. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of that notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of that series.
          (iii) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, delivered to the Trustee and to the Company.
          (iv) If at any time:
     (a) the Trustee fails to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,
     (b) the Trustee ceases to be eligible under Section 6.09 and fails to resign after written request therefor by the Company or by any such Holder, or
     (c) the Trustee shall become incapable of acting or is adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property is appointed or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then, in any such case, (A) the Company, acting pursuant to the authority of a Board Resolution, may remove the Trustee with respect to the Securities of all series issued hereunder, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of that Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to the Securities of all series issued hereunder and the appointment of a successor Trustee or Trustees.
          (v) If the Trustee resigns, is removed, or becomes incapable of acting, or if a vacancy occurs in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of that or those series. If, within one year after that resignation, removal, or incapability, or the occurrence of that vacancy, a successor Trustee with respect to the Securities of any series is appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of that appointment, become the successor Trustee with respect to the Securities of that series and supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series has been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of that series for at least six months may, subject to Section 5.14, on behalf of that Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of that series.
          (vi) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of that event by first-class mail, postage prepaid, to the Holders of Securities of that series as their names and addresses appear in the Securities Register. Each notice shall include the name of the successor Trustee with respect to the Securities of that series and the address of its Corporate Trust Office.
     SECTION 6.11. Acceptance of Appointment by Successor.
          (i) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge, and deliver to the Company and to the retiring Trustee an instrument accepting that appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and that successor Trustee, without any further act, deed, or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, that retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to that successor Trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer, and deliver to that successor Trustee all property and money held by that retiring Trustee hereunder.
          (ii) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more, but not all, series, the Company, the retiring Trustee, and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept that appointment and which (a) shall contain those provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of that successor Trustee relates, (b) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in that supplemental indenture shall constitute those Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts administered hereunder by any other such Trustee; and upon the execution and delivery of that supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed, or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of that successor Trustee relates; but, on request of the Company or any successor Trustee, that retiring Trustee shall duly assign, transfer, and deliver to that successor Trustee all property and money held by that retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of that successor Trustee relates.
          (iii) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to that successor Trustee all rights, powers, and trusts referred to in clause (i) or (ii) of this Section, as the case may be.
          (iv) No successor Trustee shall accept its appointment unless at the time of that acceptance that successor Trustee is qualified and eligible under this Article.
     SECTION 6.12. Merger, Conversion, Consolidation, or Succession to Business.
          Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion, or consolidation to which the Trustee is a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that Corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, or consolidation to that authenticating Trustee may adopt that authentication and deliver the Securities so authenticated, and in case any Securities shall not have been authenticated, any successor to the Trustee may authenticate those Securities either in the name of any predecessor Trustee or in the name of that successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Securities or in this Indenture.
     SECTION 6.13. Preferential Collection of Claims Against Company.
          If and when the Trustee shall be or become a creditor of the Company or any other obligor upon the Securities, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or any such other obligor.
     SECTION 6.14. Appointment of Authenticating Agent.
          The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities, which shall be authorized to act on behalf of the Trustee to authenticate Securities of that series issued upon original issue and upon exchange, registration of transfer, or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, that reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the

Company and shall at all times be a Corporation organized and doing business under the laws of the United States of America, any State or Territory thereof, or the District of Columbia, authorized under those laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If that Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of that supervising or examining authority, then for the purposes of this Section the combined capital and surplus of that Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent ceases to be eligible in accordance with the provisions of this Section, that Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
          Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, any Corporation resulting from any merger, conversion, or consolidation to which that Authenticating Agent shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent, shall be the successor Authenticating Agent hereunder, provided that Corporation shall otherwise be eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to that Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time that Authenticating Agent ceases to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent, which shall be acceptable to the Company and give notice of such appointment in the manner provided in Section 1.06 to all Holders of Securities of the series with respect to which that Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provision of this Section.
          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for those payments, subject to the provisions of Section 6.07.
          If an appointment with respect to one or more series is made pursuant to this Section, the Securities of that series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
          This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.
Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, solely
in its capacity as Trustee
By:                                                             ,
     As Authenticating Agent
By:                                                             ,
     Authorized Officer
ARTICLE SEVEN
Holder’s Lists and Reports by Trustee And Company
     SECTION 7.01. Company to Furnish Trustee Names and Addresses of Holders.
          The Company will furnish or cause to be furnished to the Trustee:
          (i) quarterly or semi-annually, as the case may be, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of that Regular Record Date, and
          (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time that list is furnished, in each case to the extent that information is in the possession or control of the Company and has not otherwise been received by the Trustee in its capacity as Securities Registrar.
     SECTION 7.02. Preservation of Information, Communications to Holders.
          (i) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
          (ii) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.
          (iii) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Trustee, nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

SECTION 7.03. Reports by Trustee.
     (i) The Trustee shall transmit to Holders those reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto.
     (ii) Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted within 60 days after                        of each calendar year, commencing with            after the first issuance of Securities under this Indenture.
     (iii) A copy of each such report shall, at the time of that transmission to Holders, be filed by the Trustee with the Company for filing with the Commission and each national stock exchange, interdealer quotation system, or self-regulatory organization upon which the Securities are listed or quoted, if any. The Company will notify the Trustee when any Securities are so listed.
SECTION 7.04. Reports by Company.
     The Company shall file with the Trustee and the Commission, and transmit to Holders, copies of such information, documents, other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents, or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is required to be filed with the Commission.
ARTICLE EIGHT
Consolidation, Merger, Conveyance, Transfer, or Lease
SECTION 8.01. Company May Consolidate, etc., Only on Certain Terms.
     The Company shall not consolidate with or merge into any other Person or convey, transfer, or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer, or lease its properties and assets substantially as an entirety to the Company, unless:
     (i) if the Company consolidates with or merges into another Person or conveys, transfers, or leases its properties and assets substantially as an entirety to any Person, the Corporation formed by that consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company substantially as an entirety shall be an entity organized and existing under the laws of the United States of America, any State thereof, or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest, including any Additional Interest, on all the Securities of every series and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

     (ii) immediately after giving effect to that transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have happened and be continuing; and
     (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that that consolidation, merger, conveyance, transfer, or lease and any such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to that transaction have been complied with; and the Trustee, subject to Section 6.01, may rely upon that Officers’ Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.01.
SECTION 8.02. Successor Person Substituted.
     Upon any consolidation or merger by the Company with or into any other Person, or any conveyance, transfer, or lease by the Company of its properties and assets substantially as an entirety to any Person in accordance with Section 8.01, the successor Corporation formed by that consolidation, into which the Company is merged, or to which that conveyance, transfer, or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if that successor Person had been named as the Company herein; and in the event of any such conveyance, transfer, or lease, the Company shall be discharged from all obligations and covenants under the Indenture and the Securities.
     That successor Person may cause to be executed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of that successor Person instead of the Company and subject to all the terms, conditions, and limitations in this Indenture prescribed, the Trustee shall authenticate and deliver any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to those provisions and any Securities that such successor Person thereafter causes to be executed and delivered to the Trustee on its behalf for the purpose pursuant to those provisions. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture.
     In case of any such consolidation, merger, sale, conveyance, or lease, those changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.
ARTICLE NINE
Supplemental Indentures
SECTION 9.01. Supplemental Indentures without Consent of Holders.
     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

     (i) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Securities;
     (ii) to convey, transfer, assign, mortgage, or pledge any property to or with the Trustee or to surrender any right or power conferred herein upon the Company;
     (iii) to establish the form or terms of Securities of any series permitted by Sections 2.01 or 3.01;
     (iv) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that those covenants are expressly being included solely for the benefit of the series specified) or to surrender any right or power herein conferred upon the Company;
     (v) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities, and if those additional Events of Default are to be for the benefit of less than all series of Securities, stating that those additional Events of Default are expressly being included solely for the benefit of the series specified;
     (vi) to change or eliminate any of the provision of this Indenture, provided that any such change or elimination shall (a) become effective only when there is no Security Outstanding of any series created prior to the execution of that supplemental indenture that is entitled to the benefit of that provision or (b) not apply to any Outstanding Securities;
     (vii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause shall not adversely affect the interest of the Holders of Securities of any series in any material respect or, in the case of the Securities of a series issued to an Issuer Trust and for so long as any of the corresponding series of Preferred Securities issued by that Issuer Trust remain outstanding, the holders of those Preferred Securities;
     (viii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(ii); or
     (ix) to comply with the requirements of the Commission in order to effect or maintain qualification of this Indenture under the Trust Indenture Act.
SECTION 9.02. Supplemental Indentures with Consent of Holders.
     With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by that supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a

Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of that series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each series affected thereby:
     (i) change the Stated Maturity of the principal of, or any installment of interest, including any Additional Interest, on any Security; reduce the principal amount thereof, the rate of interest thereon, or any premium payable upon the redemption thereof; reduce the amount of principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02; change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable; or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or, in the case of redemption, on or after the Redemption Date;
     (ii) reduce the percentage in aggregate principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences as provided in this Indenture; or
     (iii) modify any of the provisions of this Section, Section 5.13, or Section 10.05, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;
provided, further, that, in the case of the Securities of a series issued to an Issuer Trust, as long as any of the corresponding series of Preferred Securities issued by that Issuer Trust remains outstanding, (x) no such amendment shall be made that adversely affects the holders of those Preferred Securities in any material respect, no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount, as defined in the related Trust Agreement, of those Preferred Securities then outstanding unless and until the principal of and premium, if any, on the Securities of that series and all accrued and, subject to Section 3.08, unpaid interest thereon, including any Additional Interest, have been paid in full, (y) no amendment shall be made to Section 5.08 of this Indenture that would impair the rights of the holders of Preferred Securities issued by any Issuer Trust provided therein without the prior consent of the holders of each such Preferred Security then outstanding unless and until the principal of and premium, if any, on the Securities of that series and all accrued and, subject to Section 3.08, unpaid interest thereon, including any Additional Interest, have been paid in full, and (z) no such amendment or waiver that requires the consent of the Holder of each Outstanding Security affected thereby shall be made without the prior consent of all the holders of the related Preferred Securities then Outstanding unless and until the principal of and premium, if any, on the Securities of that series and, subject to Section 3.08, unpaid interest thereon, including any Additional Interest, have been paid in full.

     A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities or any corresponding series of Preferred Securities of an Issuer Trust that holds the Securities of any series, or that modifies the rights of the Holders of Securities of that series or holders of those Preferred Securities of that corresponding series with respect to that covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or holders of Preferred Securities of any other such corresponding series.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if that Act approves the substance thereof.
SECTION 9.03. Execution of Supplemental Indentures.
     In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and, subject to Section 6.01, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of that supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent herein provided for relating to that action have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties, or immunities under this Indenture or otherwise.
SECTION 9.04. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, that supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 9.05. Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
SECTION 9.06. Reference in Securities to Supplemental Indentures.
     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Company shall, bear a notation in form approved by the Company as to any matter provided for in that supplemental indenture. If the Company so determines, new Securities of any series so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of that series.

ARTICLE TEN
Covenants
SECTION 10.01. Payment of Principal, Premium, and Interest.
     The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of, premium, if any, and interest, including any Additional Interest, on the Securities of that series in accordance with the terms of those Securities and this Indenture.
SECTION 10.02. Maintenance of Office or Agency.
     The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for those purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company fails to maintain that office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices, and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices, and demands.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all of those purposes, and may from time to time rescind those designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for those purposes. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.
SECTION 10.03. Money for Security Payments to be Held in Trust.
     If the Company at any time acts as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until those sums are paid to those Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act.
     Whenever the Company has one or more Paying Agents, it will, prior to 10:00 a.m., Wilmington, Delaware time, on each due date of the principal of, premium, if any, or interest, including any Additional Interest, on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal, premium, if any, or interest, including any Additional Interest, so becoming due, that sum to be held in trust for the benefit of the Persons entitled to that principal, premium, if any, or interest, including any Additional Interest, and, unless that Paying Agent is the Trustee, the Company will promptly notify the Trustee of its failure so to act.
     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which that Paying Agent agrees with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (i) hold all sums held by it for the payment of the principal of, premium, if any, or interest, including any Additional Interest, on the Securities of a series in trust for the benefit of the Persons entitled thereto until those sums are paid to those Persons or otherwise disposed of as provided herein;
     (ii) give the Trustee notice of any default by the Company or any other obligor upon those Securities in the making of any payment of principal, premium, if any, or interest, including any Additional Interest, in respect of any Security of any Series;
     (iii) at any time during the continuance of any default with respect to a series of Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by that Paying Agent with respect to that series; and
     (iv) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or that Paying Agent, those sums to be held by the Trustee upon the same trusts as those upon which those sums were held by the Company or that Paying Agent; and, upon that payment by any Paying Agent to the Trustee, that Paying Agent shall be released from all further liability with respect to that money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of, premium, if any, or interest, including any Additional Interest, on any Security and remaining unclaimed for two years after that principal, premium, if any, or interest has become due and payable shall, unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law, be paid on Company Request to the Company, or if then held by the Company shall, unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law, be discharged from that trust; the Holder of that Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or that Paying Agent with respect to that trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or that Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of that publication, any unclaimed balance of that money then remaining will be repaid to the Company.

SECTION 10.04. Statement as to Compliance.
     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance, observance, or fulfillment of or compliance with any of the terms, provisions, covenants, or conditions of this Indenture, and if the Company is in default, specifying all those defaults and the nature and status thereof of which they may have knowledge. For the purpose of this Section 10.04, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.
SECTION 10.05. Waiver of Certain Covenants.
     Subject to the rights of holders of Preferred Securities specified in Section 9.02, if any, the Company may omit in any particular instance to comply with any covenant or condition provided pursuant to Section 3.01, 9.01(iii), or 9.01(iv) with respect to the Securities of any series, if before or after the time for that compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of that series shall, by Act of those Holders, either waive that compliance in that instance or generally waive compliance with that covenant or condition, but no such waiver shall extend to or affect that covenant or condition except to the extent so expressly waived, and, until that waiver becomes effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.
SECTION 10.06. Additional Sums.
     In the case of the Securities of a series initially issued to an Issuer Trust, as long as no Event of Default has occurred and is continuing and except as otherwise specified as contemplated by Section 2.01 or Section 3.01, if (i) an Issuer Trust is the Holder of all of the Outstanding Securities of that series, and (ii) a Tax Event has occurred and is continuing in respect of that Issuer Trust, the Company shall pay to that Issuer Trust (and its permitted successors or assigns under the related Trust Agreement) for as long as that Issuer Trust (or its permitted successor or assignee) is the registered holder of the Outstanding Securities of that series, those additional sums as may be necessary in order that the amount of Distributions, including any Additional Amounts (as defined in that Trust Agreement) then due and payable by that Issuer Trust on the related Preferred Securities and Common Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any Additional Taxes arising from that Tax Event; provided, however, that Additional Sums shall not include any withholding taxes arising after the occurrence of a Tax Event and which have been withheld from payments to Holders of Trust Securities and for which Holders are liable (the “Additional Sums”). Whenever in this Indenture or the Securities there is a reference in any context to the payment of principal of or interest on the Securities, that mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in that context, Additional Sums are, were, or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums, if applicable, in any provision hereof shall not be construed as excluding Additional Sums in those provisions hereof where that express mention is not made; provided further, however, that the deferral of the payment of interest pursuant to Section 3.12 or the Securities shall not defer the payment of any Additional Sums that may be due and payable.
SECTION 10.07. Additional Covenants.
     The Company covenants and agrees with each Holder of Securities of each series that it shall not (i) make any payment of principal of, interest, or premium, if any, on or repay, repurchase, or redeem any Debt of the Company that ranks pari passu in all respects with or junior in interest to the Securities of that series, or (ii) declare or pay any dividends or distributions on, or redeem purchase, acquire, or make a liquidation payment with respect to, any shares of the Company’s capital stock, in each case other than (a) repurchases, redemptions, or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of any one or more employees, officers, directors, or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan, or in connection with the issuance of capital stock of the Company, or securities convertible into or exercisable for that capital stock, as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company’s capital stock, or any capital stock of a Subsidiary of the Company, for any class or series of the Company’s capital stock or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock, (c) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any Rights Plan, or the issuance of rights, stock, or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options, or other rights where the dividend stock or the stock issuable upon exercise of those warrants, options, or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to that stock, if at that time (A) there shall have occurred and be continuing any event (x) of which the Company has actual knowledge that, with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to the Securities of that series, and (y) which the Company shall not have taken reasonable steps to cure, (B) if the Securities of that series are held by an Issuer Trust, the Company is in default with respect to its payment of any obligations under the Guarantee Agreement relating to the Preferred Securities issued by that Issuer Trust, or (C) the Company has given notice of its election to begin an Extension Period with respect to the Securities of that series as provided herein and has not rescinded that notice, and that Extension Period, or any extension thereof, shall be continuing.
     The Company also covenants with each Holder of Securities of a series issued to an Issuer Trust (i) to hold, directly or indirectly, 100% of the Common Securities of that Issuer Trust, provided that any permitted successor of the Company hereunder may succeed to the Company’s ownership of those Common Securities, (ii) as holder of those Common Securities, not to voluntarily terminate, wind-up, or liquidate that Issuer Trust, other than (a) in connection with a distribution of the Securities of that series to the holders of the related Preferred Securities in liquidation of that Issuer Trust, or (b) in connection with certain mergers, consolidations, or amalgamations permitted by the related Trust Agreement, and (iii) to use its reasonable efforts, consistent with the terms and provisions of that Trust Agreement, to cause that Issuer Trust to continue not to be taxable as a Corporation for United States federal income tax purposes.
SECTION 10.08. Original Issue Discount.
     For each year during which any Securities that were issued with original issue discount are Outstanding, the Company shall furnish to each Paying Agent in a timely fashion that information as may be reasonably requested by each Paying Agent in order that each Paying Agent may prepare the information which it is required to report for that year on Internal Revenue Service Forms 1096 and 1099 pursuant to Section 6049 of the Internal Revenue Code of 1986, as amended, or any successor provision thereto. That information shall include the amount of original issue discount includible in income for each $1,000 of principal amount at Stated Maturity of outstanding Securities during that year.
ARTICLE ELEVEN
Redemption of Securities
SECTION 11.01. Applicability of This Article.
     Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with that form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of that form of Security shall govern. Except as otherwise set forth in the form of Security for that series, each Security of a series shall be subject to partial redemption only in the amount of $1,000 or any integral multiples thereof.
SECTION 11.02. Election to Redeem; Notice to Trustee.
     The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date, unless a shorter notice is satisfactory to the Trustee, notify the Trustee and, in the case of Securities of a series held by an Issuer Trust, the Property Trustee under the related Trust Agreement, of that date and of the principal amount of Securities of the applicable series to be redeemed and provide the additional information required to be included in the notice or notices contemplated by Section 11.04; provided that in the case of any series of Securities initially issued to an Issuer Trust, for as long as those Securities are held by that Issuer Trust, that notice shall be given not less than 45 nor more than 75 days prior to that Redemption Date, unless a shorter notice is satisfactory to the Property Trustee under the related Trust Agreement. In the case of any redemption of Securities prior to the expiration of any restriction on that redemption provided in the terms of those Securities, the Company shall furnish the Trustee with an Officers’ Certificate and an Opinion of Counsel evidencing compliance with that restriction.

SECTION 11.03. Selection of Securities to be Redeemed.
     If less than all the Securities of any series may be redeemed in accordance with the form of that Security, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of that series not previously called for redemption, by that method as the Trustee deems fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of that series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination, which shall not be less than the minimum authorized denomination, for that Security.
     The Trustee shall promptly notify the Company in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of that Security that has been or is to be redeemed.
SECTION 11.04. Notice of Redemption.
     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not later than the thirtieth day, and not earlier than the sixtieth day, prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of that Holder as it appears in the Securities Register, provided that in the case of any series of Securities initially issued to an Issuer Trust, for as long as those Securities are held by that Issuer Trust, that notice shall be given not less than 45 nor more than 75 days prior to that Redemption Date unless a shorter notice shall be satisfactory to the Property Trustee under the related Trust Agreement.
     With respect to Securities of each series to be redeemed, each notice of redemption shall state:
     (i) the Redemption Date;
     (ii) the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date. If an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated;
     (iii) if less than all Outstanding Securities of that particular series are to be redeemed, the identification, and, in the case of partial redemption, the respective principal amounts of the particular Securities to be redeemed;
     (iv) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest, including any Additional Interest thereon, if any, shall cease to accrue on and after that date;

     (v) the place or places where those Securities are to be surrendered for payment of the Redemption Price;
     (vi) that the redemption is for a sinking fund, if that is the case; and
     (vii) such other provisions as may be required in respect of the terms of a particular series of Securities.
     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, and shall be irrevocable. The notice if mailed in the manner provided above shall be conclusively presumed to have been duly given, whether or not the Holder receives that notice. In any case, a failure to give that notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.
SECTION 11.05. Deposit of Redemption Price.
     Prior to 10:00 a.m., Wilmington, Delaware time, on the Redemption Date specified in the notice of redemption given as provided in Section 11.04, the Company will deposit with the Trustee or with one or more Paying Agents an amount of money sufficient to pay the Redemption Price of, and any accrued interest, including any Additional Interest, on all the Securities, or portions thereof, that are to be redeemed on that date; provided, however, that if the Company is acting as its own Paying Agent, the Company will segregate and hold that amount in trust as provided in Section 10.03.
SECTION 11.06. Payment of Securities Called for Redemption.
     If any notice of redemption has been given as provided in Section 11.04, the Securities or portion of Securities with respect to which that notice has been given shall become due and payable on the date and at the place or places stated in that notice at the applicable Redemption Price, together with accrued interest, including any Additional Interest, to the Redemption Date. On presentation and surrender of those Securities at a Place of Payment in that notice specified, those Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with accrued interest, including any Additional Interest, to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.01, installments of interest, including any Additional Interest, whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of those Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.08.
     Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented and having the same Original Issue Date, Stated Maturity, and terms.

     If any Security called for redemption is not so paid upon surrender thereof for redemption, the principal of and premium, if any, on that Security shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
SECTION 11.07. Right of Redemption of Securities Initially Issued to an Issuer Trust.
     In the case of the Securities of a series initially issued to an Issuer Trust, except as otherwise specified in a Board resolution or supplemental indenture for that series as contemplated by Section 3.01, the Company, at its option, and upon receipt of any required approval of the Federal Reserve Board, may, to the extent provided by the terms of those Securities, redeem those Securities (i) on or after the date specified in that Security, in whole at any time or in part from time to time, or (ii) upon the occurrence and during the continuation of a Tax Event, an Investment Company Event, or a Capital Treatment Event, at any time within 90 days following the occurrence and during the continuation of that Tax Event, Investment Company Event, or Capital Treatment Event, in whole, but not in part, in each case at a Redemption Price specified in that Security, together with accrued interest, including any Additional Interest, to, but excluding, the Redemption Date. If provided for in the form of Security, the Company also, at its option and upon prior receipt of any required approval by the Federal Reserve Board, may redeem those Securities on or after the date specified in that Security, in whole at any time or in part from time to time.
     If less than all the Securities of any such series are to be redeemed, the aggregate principal amount of those Securities remaining Outstanding after giving effect to that redemption shall be sufficient to satisfy any provisions of the Trust Agreement related to the Issuer Trust to which those Securities were issued, including any requirement in that Trust Agreement as to the minimum Liquidation Amount (as defined in that Trust Agreement) of Preferred Securities that may be held by a holder of Preferred Securities thereunder.
ARTICLE TWELVE
Sinking Funds
SECTION 12.01. Applicability of Article.
     The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.01 for those Securities.
     The minimum amount of any sinking fund payment provided for by the terms of any Securities of any series is referred to herein as a “mandatory sinking fund payment;” and any sinking fund payment in excess of that minimum amount that is permitted to be made by the terms of those Securities of any series is referred to herein as an “optional sinking fund payment.” If provided for by the terms of any Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of those Securities.

SECTION 12.02. Satisfaction of Sinking Fund Payments with Securities.
     In lieu of making all or any part of a mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may, at its option, at any time no more than 16 months and no less than 45 days prior to the date on which that sinking fund payment is due, deliver to the Trustee Securities of that series (together with the unmatured coupons, if any, appertaining thereto) theretofore purchased or otherwise acquired by the Company, except Securities of that series that have been redeemed through the application of mandatory or optional sinking fund payments pursuant to the terms of the Securities of that series, accompanied by a Company Order instructing the Trustee to credit those obligations and stating that the Securities of that series were originally issued by the Company by way of bona fide sale or other negotiation for value; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for that purpose by the Trustee at the redemption price for those Securities, as specified in the Securities to be so redeemed, for redemption through operation of the sinking fund and the amount of that sinking fund payment shall be reduced accordingly.
SECTION 12.03. Redemption of Securities for Sinking Fund.
     Not less than 45 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for those Securities pursuant to the terms of those Securities, the portion thereof, if any, which is to be satisfied by payment of cash in the currency in which the Securities of that series are payable, except as provided pursuant to Section 3.01, and the portion thereof, if any, that is to be satisfied by delivering and crediting Securities pursuant to Section 12.02 and will also deliver to the Trustee any Securities to be so delivered. That Officers’ Certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments referred to therein, if any, on or before the succeeding sinking fund payment date. In the case of the failure of the Company to deliver that Officers’ Certificate, or, as required by this Indenture, the Securities and coupons, if any, specified in that Officers’ Certificate by the due date therefor, the sinking fund payment due on the succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of the Securities of that series subject to a mandatory sinking fund payment without the right to deliver or credit securities as provided in Section 12.02 and without the right to make the optional sinking fund payment with respect to that series at that time.
     Any sinking fund payment or payments whether mandatory or optional, made in cash, plus any unused balance of any preceding sinking fund payments made with respect to the Securities of any particular series, shall be applied by the Trustee or the Company, if the Company is acting as its own Paying Agent, on the sinking fund payment date on which that payment is made or, if that payment is made before a sinking fund payment date, on the sinking fund payment date immediately following the date of that payment, to the redemption of Securities of that series at the Redemption Price specified in those Securities with respect to the sinking fund. Any sinking fund moneys not so applied or allocated by the Trustee, or, if the Company is acting as its own Paying Agent, segregated and held in trust by the Company as provided in Section 10.03, for that series and, together with that payment, or that amount so segregated, shall be applied in accordance with the provisions of this Section 12.03. Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee, or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 10.03, on the last sinking fund payment date with respect to Securities of that series and not held for the payment or redemption of particular Securities of that series shall be applied by the Trustee, or by the Company if the Company is acting as its own Paying Agent, together with other moneys, if necessary, to be deposited or segregated sufficient for the purpose, to the payment of the principal of the Securities of that series at Maturity. The Trustee shall select the Securities to be redeemed upon that sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. That notice having been duly given, the redemption of those Securities shall be made upon the terms and in the manner stated in Section 11.06. On or before each sinking fund payment date, the Company shall pay to the Trustee, or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 10.03, in cash a sum in the currency in which Securities of that series are payable, except as provided pursuant to Section 3.01, equal to the principal and premium, if any, and any interest, including any Additional Interest, accrued to the Redemption Date for Securities or portions thereof to be redeemed on that sinking fund payment date pursuant to this Section 12.03.
     Neither the Trustee nor the Company shall redeem any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of that series by operation of the sinking fund for that series during the continuance of a default in payment of interest, if any, on any Securities of that series or of any Event of Default, other than an Event of Default occurring as a consequence of this paragraph, with respect to the Securities of that series, except that if the notice of redemption has been provided in accordance with the provisions hereof, the Trustee, or the Company, if the Company is then acting as its own Paying Agent, shall redeem those Securities if cash sufficient for that purpose shall be deposited with the Trustee, or segregated by the Company, for that purpose in accordance with the terms of this Article 12. Except as aforesaid, any moneys in the sinking fund for that series at the time when any such default or Event of Default occurs and any moneys thereafter paid into that sinking fund shall, during the continuance of that default or Event of Default, be held as security for the payment of the Securities and coupons, if any, of that series; provided, however, that in case that default or Event of Default shall have been cured or waived herein, those moneys shall thereafter be applied on the next sinking fund payment date for the Securities of that series on which those moneys may be applied pursuant to the provisions of this Section 12.03.
ARTICLE THIRTEEN
Subordination of Securities
SECTION 13.01. Securities Subordinate to Senior Indebtedness.
     The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner set forth in this Article hereinafter, the payment of the principal of, premium, if any, and interest, including any Additional Interest, on each and all of the Securities of each and every series hereby are expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.
   SECTION 13.02. No Payment When Senior Indebtedness in Default; Payment Over of Proceeds Upon Dissolution, etc.
     If the Company defaults in the payment of any principal of, premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity, at a date fixed for prepayment, by declaration of acceleration, or otherwise, then, upon written notice of that default to the Company by the holders of Senior Indebtedness or any trustee therefor, unless and until that default has been cured or waived or has ceased to exist, no direct or indirect payment, whether in cash, property, securities, by set-off, or otherwise, shall be made or agreed to be made on account of the principal of, premium, if any, or interest, including any Additional Interest, on any of the Securities, or in respect of any redemption, repayment, retirement, purchase, or other acquisition of any of the Securities.
     In the event of: (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, or other similar proceedings relating to the Company, its creditors, or its property; (b) any proceeding for the liquidation, dissolution, or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings; (c) any assignment by the Company for the benefit of creditors; or (d) any other marshalling of the assets of the Company (each such event, if any, sometimes referred to herein as a “Proceeding”), all Senior Indebtedness, including any interest thereon accruing after the commencement of any Proceeding, shall first be paid in full before any payment or distribution, whether in cash, securities, or other property, is made to any Holder of any of the Securities on account thereof. Other than securities of the Company or any other Corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment, any payment or distribution, whether in cash, securities, or other property, which would otherwise but for these subordination provisions be payable or deliverable in respect of the Securities of any series shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among those holders until all Senior Indebtedness, including any interest thereon accruing after the commencement of any Proceeding, shall have been paid in full.
     In the event of any Proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of the Securities, together with the holders of any obligations of the Company ranking on a parity with the Securities, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of, premium, if any, and interest on the Securities and those other obligations before any payment or other distribution, whether in cash, property, or otherwise, is made on account of any capital stock or any obligations of the Company ranking junior to the Securities and those other obligations. If, notwithstanding the foregoing, any payment or distribution of any character on any security, whether in cash, securities, or other property, other than securities of the Company or any other Corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Indebtedness outstanding at the time and to any securities issued in respect thereof under any such plan of reorganization or readjustment, is received by the Trustee or any Holder in contravention of any of the terms hereof and before all Senior Indebtedness has been paid in full, that payment, distribution, or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness outstanding at the time in accordance with the priorities then existing among those holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the Trustee or any Holder to endorse or assign any such payment, distribution, or security, each holder of Senior Indebtedness hereby is irrevocably authorized to endorse or assign the same.
     The Trustee and the Holders shall take such action, including, without limitation, the delivery of this Indenture to an agent for the holders of Senior Indebtedness or consent to the filing of a financing statement with respect hereto, as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Indebtedness outstanding at the time, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.
     The provisions of this Section 13.02 shall not impair any rights, interests, remedies, or powers of any secured creditor of the Company in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.
     The securing of any obligations of the Company, otherwise ranking on a parity with the Securities or ranking junior to the Securities, shall not be deemed to prevent those obligations from constituting, respectively, obligations ranking on a parity with the Securities or ranking junior to the Securities.
SECTION 13.03. Payment Permitted If No Default.
     Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent: (a) the Company, at any time, except during the pendency of the conditions described in the first paragraph of Section 13.02 or of any Proceeding referred to in Section 13.02, from making payments at any time of principal of, premium, if any, or interest, including any Additional Interest, on the Securities; or (b) the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of, premium, if any, or interest, including any Additional Interest, on the Securities or the retention of that payment by the Holders, if, at the time of that application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.
SECTION 13.04. Subrogation to Rights of Holders of Senior Indebtedness.
     Subject to the payment in full of all amounts due or to become due on all Senior Indebtedness, or the provision for that payment in cash, cash equivalents, or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of that Senior

Indebtedness pursuant to the provisions of this Article, equally and ratably with the holders of all indebtedness of the Company that by its express terms is subordinated to Senior Indebtedness of the Company to substantially the same extent as the Securities are subordinated to the Senior Indebtedness and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of that Senior Indebtedness, and to the rights of the holders of that Senior Indebtedness to receive payments and distributions of cash, property, and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest, including any Additional Interest, on the Securities is paid in full. For purposes of that subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property, or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.
SECTION 13.05. Provisions Solely to Define Relative Rights.
     The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article, elsewhere in this Indenture, or in the Securities is intended to or shall: (a) impair, as between the Company and the Holders of the Securities, the obligations of the Company, which are absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest, including any Additional Interest, on the Securities as and when the same become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than their rights in relation to the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security, or, to the extent expressly provided herein, the holder of any Preferred Security, from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, including filing and voting claims in any Proceeding, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property, and securities otherwise payable or deliverable to the Trustee or that Holder.
SECTION 13.06. Trustee to Effectuate Subordination.
     Each Holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take that action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes. Notwithstanding any other provisions of this Indenture, neither the Trustee nor the Paying Agent shall be charged with knowledge of the existence of any Senior Indebtedness or of any event that would prohibit the making of any payment of moneys to or by the Trustee or that Paying Agent unless and until the Trustee or the Paying Agent shall have received written notice thereof from the Company or from the holder of any Senior Indebtedness or from the representative of any such holder or from any creditor in respect of any Senior Indebtedness.

SECTION 13.07. No Waiver of Subordination Provisions.
     No right of any present or future holder of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, any act or failure to act, in good faith, by any such holder, or any noncompliance by the Company with the terms, provisions, and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.
     Without in any way limiting the generality of the immediately preceding paragraph, the holders of Senior Indebtedness may, at any time and from to time, without the consent of or notice to the Trustee or the Holders of the Securities of any series, without incurring responsibility to those Holders of the Securities, and without impairing or releasing the subordination provided in this Article or the obligations hereunder of those Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place, or terms of payment, extend the time of payment of, or renew or alter Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, any instrument evidencing the same, or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.
SECTION 13.08. Notice to Trustee.
     The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact that would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee has received written notice thereof from the Company, a holder of Senior Indebtedness, or any trustee, agent, or representative therefor; provided, however, that if the Trustee has not received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose, including the payment of the principal of, premium, if any, or interest, including any Additional Interest, on any Security, then, anything contained herein to the contrary notwithstanding, the Trustee shall have full power and authority to receive those monies and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to that date.
     Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness, or a trustee or attorney-in-fact therefor, to establish that such notice has been given by a holder of Senior Indebtedness or that trustee or attorney-in-fact therefor. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request that Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by that Person, the extent to which that Person is entitled to participate in that payment or distribution, and any other facts pertinent to the rights of that Person under this Article, and if that evidence is not furnished, the Trustee may defer any payment to that Person pending judicial determination as to the right of that Person to receive that payment.
SECTION 13.09. Reliance on Judicial Order or Certificate of Liquidating Agent.
     Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.01, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which that Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent, or other Person making that payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in that payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article.
SECTION 13.10. Trustee Not Fiduciary for Holders of Senior Indebtedness.
     The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it in good faith mistakenly pays over or distributes to Holders of Securities, the Company, or any other Person cash, property, or securities to which any holders of Senior Indebtedness are entitled by virtue of this Article or otherwise.
SECTION 13.11. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights.
     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness that may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
SECTION 13.12. Article Applicable to Paying Agents.
     If at any time any Paying Agent other than the Trustee has been appointed by the Company and is then acting hereunder, the term “Trustee” as used in this Article shall in that case, unless the context otherwise requires, be construed as extending to and including that Paying Agent within its meaning as fully for all intents and purposes as if that Paying Agent were named in this Article in addition to or in place of the Trustee.
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested.

WILMINGTON TRUST CORPORATION

By:	[ ]
Name:	[ ]
Title:	[ ]

Attest:

[Name]
[Title]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

	By:	[ ]
	Name:	[ ]
NO SEAL	Title:	[ ]

Attest:

STATE OF DELAWARE	,
, ss.:
COUNTY OF NEW CASTLE,
     On                     ,                     , before me, the undersigned, a Notary Public in and for the State of Delaware, personally appeared [                     ], personally known to me, or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that the foregoing instrument is the free act and deed of the entity upon behalf of which such person acted.

WITNESS my hand and official seal.

SIGNATURE:			, This area for official notarial seal,
	Name: [	]
Address:
	[	]

STATE OF DELAWARE	,
, ss.:
COUNTY OF NEW CASTLE,
     On before me, the undersigned, a Notary Public in and for the State of Delaware personally appeared [Name, Title], personally known to me, or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that the foregoing instrument is the free act and deed of the entity upon behalf of which such person acted.

WITNESS my hand and official seal.

SIGNATURE:			, This area for official notarial seal,
	Name: [	]
Address:
	[	]